NUMBER

UB

SEE REVERSE FOR CERTAIN DEFINITIONS

SERIES B UNITS

CUSIP 48203W 30 1

JUNIPER CONTENT CORPORATION

SERIES B UNITS CONSISTING OF TWO SHARES OF COMMON STOCK, ONE CLASS W WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK AND ONE CLASS Z WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that

is the owner of Series B Units.

Each Series B Unit ("Series B Unit") consists of two (2) shares of common stock, par value $.0001 per share ("Class B Common Stock"), of Juniper Content Corporation, a Delaware corporation (the "Company"), one (1) Class W Warrant (the "Class W Warrant") and one (1) Class Z Warrant (the "Class Z Warrant"). Each Class W Warrant and Class Z Warrant entitles the holder to purchase one (1) share of common stock, par value $.0001 per share (the "Common Stock") for $5.00 per share (subject to adjustment). The Class W Warrants will expire unless exercised before 5:00 p.m., New York City time, on July 12, 2010, or earlier upon redemption, and the Class Z Warrants will expire unless exercised before 5:00 p.m., New York City time, on July 12, 2012, or earlier upon redemption. The terms of the Class W Warrants and the Class Z Warrants are governed by a Warrant Agreement, dated as of July 13, 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agreement"), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any holder of Class W Warrants and Class Z Warrants on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By

JUNIPER CONTENT CORPORATION CORPORATE SEAL 2005 DELAWARE

TREASURER

CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED: CONTINENTAL STOCK TRANSFER & TRUST COMPANY TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE